Exhibit 10.5

Execution Version

AMENDED AND RESTATED JOINT MARKETING AGREEMENT

This AMENDED AND RESTATED JOINT MARKETING AGREEMENT (this “Agreement”), effective as of July 1, 2015 (“Effective Date”), between Republic Bank & Trust Company, a Kentucky banking corporation (“RB”) and Elevate@Work, LLC, a Delaware limited liability company (“E@W”). RB and E@W are individually referred to as a “Party” and, collectively, the “Parties.” Certain other capitalized terms used herein shall have the meanings ascribed thereto in Exhibit A.

Recitals

WHEREAS, RB and E@W entered into the original Joint Marketing Agreement, dated as of December 19, 2013;

WHEREAS, RB and E@W amended the original Joint Marketing Agreement on October 30, 2014;

WHEREAS, RB and E@W wish to amend and restate the Joint Marketing Agreement as set forth in this Agreement;

WHEREAS, RB desires to extend certain unsecured, open-ended lines of credit (each, an “Account”) to consumers nationwide (“Borrowers”);

WHEREAS, RB desires to engage E@W to provide marketing services as more particularly described herein, to offer Accounts on RB’s behalf upon the terms and conditions stated herein; and

WHEREAS, RB and E@W agree that (a) E@W’s services under this Agreement are designed only to provide access to prospects to whom RB may offer an Account and (b) RB retains the exclusive authority to determine whether to approve an Account and all other business decisions inherent in offering and providing Accounts and operating RB.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

Agreement

1.	RB Responsibilities.

(a) Offering of Accounts. RB may offer Accounts to Applicants (as defined in Section 2(a)) who apply at one or more websites, call centers, direct mail or other marketing channels operated or identified by E@W and approved by RB and who meet applicable credit standards and other qualifications established by RB. A general description of the Accounts and their features at the initiation of the Program is set forth on Exhibit D. RB may change any of the features of the Accounts including, without limitation, the branding of the Accounts, terms and conditions applicable to the Accounts, fees charged to Borrowers, maximum amount of credit lines, and underwriting criteria.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Establishment of Accounts. RB or a Third Party Service Provider selected by RB will set-up, activate and maintain the Accounts in accordance with applicable Law and Program Guidelines, and in connection therewith, shall follow customary procedures. Applicants (as defined in Section 2(a) below) shall be underwritten in accordance with RB’s credit policies as determined by RB from time to time, which shall include, without limitation, specific criteria for determining a Borrower’s ability to repay an Account (including the Initial Advance and all Subsequent Advances thereunder).

(c) Servicing of Accounts.RB will service, or arrange for a Third Party Servicer Provider to service, the Accounts. In performing its duties as servicer of the Accounts, RB or the third-party designated by RB shall service and administer the Accounts in accordance with applicable law and Program Guidelines, and in connection therewith, shall follow customary servicing procedures.

2.	Other Responsibilities of the Parties.

(a) E@W Responsibilities.

(i) E@W shall perform services reasonably required to market the Program within parameters established by RB through one or more websites or other marketing channels through which applicants (“Applicants”) may submit applications developed by RB (“Applications”) to open Accounts. Such services shall include (A) acquiring, scrubbing and managing lead lists, (B) preparing and distributing product offerings and associated marketing materials, including pre-qualified offers, as approved by RB, (C) developing and placing internet, print media, radio and television advertising, (D) designing and developing websites, (E) compensating third parties that provide marketing services in relation to the Program, (F) subject to RB’s approval, delivering all notices and disclosures required by applicable Law with each solicitation, and (G) contracting with payroll software providers and payroll service providers to offer the Program to their clients. In connection therewith, E@W shall comply with applicable Law including, without limitation, the CAN-SPAM Act of 2003.

(ii) Notwithstanding the foregoing, RB shall have the non-exclusive right to perform some or all of the marketing services within the geographical areas in which RB has a physical presence and E@W will assist RB in such efforts. In such an event, RB shall comply with any applicable revenue sharing arrangements and other third party arrangements such as with payroll service providers and software or data providers with respect to which it was provided advance notice of such revenue sharing arrangements.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Marketing of Accounts.

(i) The Parties shall jointly create a marketing plan that includes an outline of the product launch, post-launch campaigns and other marketing and public relations activities with respect to the Accounts.

(ii) Applicants will be directed to the applicable website where the Applicant will complete and submit an Application, which Application shall, at a minimum, include the Applicant’s first and last name, mailing and physical address, date of birth, income, general expense information, and other information required to verify the Applicant’s identity in accordance with applicable Law. All Applicants shall be screened for fraud detection purposes as well as screened against the prohibited persons list maintained by the Office of Foreign Assets Control (OFAC). RB has the sole discretion to determine whether to approve any Applicant for an Account. If RB denies the Application, then RB will notify the Applicant in accordance with applicable Law. Upon approval of an Applicant for an Account, RB shall establish an Account for such Applicant directly or via a Third Party Service Provider. RB reserves the right not to offer or issue Accounts to residents of designated states, or portions thereof, if RB determines, in its sole discretion, that it is not in RB’s best interest to offer any such Accounts.

(iii) RB hereby grants E@W a non-exclusive license to reproduce the name, trade name, trademarks and logos of RB (collectively, the “RB Properties”) during the term of this Agreement in connection with the Program on letters, print advertisements, the internet, television and radio communications and other advertising and promotional materials (all such letters, websites, advertising and promotional materials incorporating RB Properties and all related designs, artwork, logos, slogans, copy, telemarketing scripts and other similar materials shall be referred to collectively herein as the “RB Promotional Materials”); provided, however, E@W shall submit all RB Promotional Materials to RB for its approval prior to any use thereof and RB shall not unreasonably withhold, delay or condition such approval. The form of each of the RB Properties is attached hereto on Exhibit C-1.

(iv) Regardless of whether they incorporate any RB Properties, the advertising and promotional materials for the Program shall (A) prominently identify the maker of the Accounts as RB, (B) not be misleading, deceptive, fraudulent or abusive and (C) comply with applicable Law and governmental requirements. RB shall be identified to Applicants and to Borrowers as lender and the creditor for all credit extended with respect to the Accounts. RB and E@W shall use commercially reasonable efforts to ensure that all advertising and promotional materials for the Accounts comply with all applicable Laws.

(v) Except for the RB Properties, E@W shall own all right, title and interest in and to any trademarks, trade names, service markets and domain names used in connection with the Program (“Program Marks”), the registrations thereof, and all text, graphics, photographs, video, audio and/or other data or information appearing on the website operated at such domain names as well as all intellectual property rights and goodwill associated therewith or incorporated therein. The form of each of the Program Marks is attached hereto on Exhibit C-2.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(vi) E@W shall be responsible for all costs and expenses associated with advertising and developing any RB Promotional Materials including (A) acquisition, scrubbing and management of lead lists, (B) preparation and distribution of product offerings and associated marketing materials, (C) development and placement of internet, print media, radio and television advertising, (D) website design and development, and (E) payment of compensation owed to a Third-Party Service Provider. All material Third-Party Service Providers shall be subject to the prior written approval of RB, which approval shall not be unreasonably withheld or delayed.

(vii) E@W hereby grants RB a non-exclusive license to reproduce the Program Marks during the term of this Agreement in connection with the Program on letters, print advertisements, the internet, television and radio communications and other advertising and promotional materials (all such letters, websites, advertising and promotional materials incorporating Program Marks and all related designs, artwork, logos, slogans, copy, telemarketing scripts and other similar materials shall be referred to collectively herein as the “Program Promotional Materials”); provided, however, E@W shall submit all Program Promotional Materials to RB for its approval prior to any use thereof and RB shall not unreasonably withhold, delay or condition such approval.

(viii) E@W shall not license any of the Program Marks to any other financial institution which is a federal- or state-chartered bank for use in branding any consumer credit product which is the same or similar to the Program until such time that the aggregate principal amount of all Accounts first reaches [****].

(ix) Until RB achieves the Account parameter established in Section 2(b)(viii), Republic Processing Group (RPG), a division of RB, shall not market, offer or otherwise make available any consumer revolving line of credit product which is the same or similar to the Program. For the purposes of this Agreement, a consumer revolving line of credit product offered via (i) credit cards, (ii) hospital loan services, (iii) an overdraft protection product, and/or (iv) tax preparation services shall not be considered the same or similar to the Program.

(c) Reports; Access to Books and Records and Employees.

(i) E@W shall provide RB with the reports reasonably required by RB in order to maintain effective internal controls and to monitor the marketing results under this Agreement.

(ii) RB, any Governmental Authority and/or external auditors shall have the right to conduct audits and/or compliance reviews of E@W, its Affiliates which are performing services to E@W, and each Third-Party Service Provider, the operation of the Program, the services provided by E@W and any Third-Party Service Provider thereunder, and the records generated thereunder; provided, that the exercise of such audit and review rights by RB shall be conducted during normal business hours in a manner which does not unreasonably interfere with E@W’s or such Third-Party Service Provider’s normal business operations and

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

customer and employee relations. E@W, its Affiliates which are performing services to E@W, and each Third-Party Service Provider shall provide reasonable cooperation to RB in connection with such audits and/or compliance reviews.

(iii) All written consumer complaints sent from, or copied to any state or federal agency (including RB’s regulators) or the Better Business Bureau, and all material written consumer complaints received by E@W, its Affiliates which are performing services to E@W, or any Third-Party Service Provider relating to the Program or E@W’s, its Affiliates which are performing services to E@W, or RB’s performance, will be immediately (within five (5) Business Days) reported to RB. Such report shall include the name and address of the complaining Borrower, a brief summary of the Borrower’s complaint, and, if resolved, a brief summary of how the complaint was resolved.

(d) Marketing Fee. In exchange for performing the marketing services for and on behalf of RB, RB will pay E@W a marketing fee equal to [****] per each new Account that is established with RB during the term of this Agreement, which fee shall be due and payable upon the extension by RB of the Initial Advance to the Borrower under such Account. RB shall pay or cause to be paid the aggregate marketing fees, including any reduction contemplated by Section 2(e), to E@W on a monthly basis within ten (10) Business Days after receipt of an invoice from E&W at the end of each month with respect to all Accounts established during the prior month. If RB does not make any payment as and when due then, in addition to paying such amount, RB shall also pay to E@W a late charge equal to the lesser of (i) one and one-half percent (1.5%) of the unpaid amount per month or portion thereof or (ii) the maximum late charge permitted by applicable Law until the unpaid amount is paid in full.

(e) Minimum Performance Rebate. E@W agrees that RB’s portion of the minimum Finance Charge Receivables shall be at least equal to the requirements set forth in Exhibit B (the “Minimum Performance Requirement”) during each calendar quarter from the Effective Date through December 2016. If E@W does not satisfy the Minimum Performance Requirement for any calendar quarter, then it will reduce RB’s portion of the marketing fee by an amount equal to the difference between the Minimum Performance Requirement and the actual Finance Charge Receivables collected during the related calendar quarter. At no time during any calendar quarter shall the marketing fee be less than zero (0).

(f) Maximum Account. E@W shall use good faith efforts to limit marketing of the Accounts so that the maximum aggregate principal amount of Accounts outstanding under the Program (on a fully-advanced basis) during the calendar years 2015 and 2016 does not exceed [****] and [****], respectively, without the prior written consent of RB.

(g) Anti-Money Laundering and CIP. E@W has been or will be provided with a copy of Bank’s compliance document titled “ANTI-MONEY LAUNDERING REQUIREMENTS” (the “AML Requirements”), attached as Exhibit E. E@W will comply with the AML Requirements as the same are amended by Bank from time to time. Such obligation shall include, but not be limited to the following:

(i) E@W shall review customer information regarding each such Applicant, and shall be responsible for ensuring that each such Cardholder meets the requirements of Bank’s Customer Identification Program (“CIP”), as required by Applicable Law and the AML Requirements.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) E@W shall comply with all Office of Foreign Assets Control (“OFAC”) regulations, including but not limited to:

(1) ensuring that all Applicants are regularly screened through a screening system implemented to comply with OFAC regulations and the AML Requirements, and

(2) complying with all OFAC and RB directives regarding the prohibition or rejection of unlicensed trade and financial transactions with OFAC specified countries, entities and individuals.

(iii) E@W shall report any suspicious activity to RB and in accordance with applicable Law and the AML Requirements.

(iv) E@W shall make all training records available for review by Bank or a Governmental Authority.

(h) Covenants of RB.

(i) Unless prohibited by Law or any Governmental Authority, RB will deliver to E@W, within five (5) Business Days of the date of receipt, (A) any notice of actual or threatened adverse action directly affecting the offering, establishing and/or servicing of Accounts issued by any Governmental Authority and (B) notice of any actual or threatened litigation or arbitration with respect to any third party with respect to the Accounts. If such delivery of the actual notice is prohibited by applicable Law or Governmental Authority, then, if allowable by Law or the Governmental Authority, RB shall provide E@W with written notice of such action and summary thereof. RB shall provide reasonable cooperation in connection with any examination of E@W or any of its Affiliates regarding the Program.

(ii) Unless prohibited by Law or any Governmental Authority, RB will deliver to E@W:

A. promptly after submission to any Governmental Authority, copies of all documents and information furnished to such Governmental Authority in connection with any investigation of RB (other than any routine inquiry); and

B. copies of such other information, documents and data with respect to RB as from time to time may be reasonably requested by E@W.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

If such delivery of the actual notice is prohibited by applicable Law or Governmental Authority, then, if allowable by Law or the Governmental Authority, RB shall provide E@W with written notice of such action and summary thereof. All such information provided by RB to E@W hereunder is considered Confidential Information of RB, subject to protection under Section 6 of this Agreement.

(iii) RB shall comply with all Laws applicable to RB and the Program.

(iv) If RB becomes aware of any situation which may result in the loss or unauthorized disclosure of Customer Information, RB may request assistance from E@W with respect to such loss or unauthorized disclosure and, in connection therewith, may provide E@W with (A) a list of the names of persons whose Customer Information has been disclosed or that may be disclosed, (B) a description of the type and categories of the Customer Information that has been or may be disclosed and (C) the circumstances underlying the unauthorized or potentially unauthorized disclosure. RB shall notify such customer or customers and shall take any other remedial action required by applicable Law. If the unauthorized access is the result of RB’s act, error or omission, then RB shall bear all expenses of this notification and any out of pocket costs incurred by RB including outside counsel fees and any other costs related thereto.

(v) RB shall require in its contract with any third party with which it contracts to perform or assist RB in connection with this Agreement or the Accounts to comply with all applicable Laws.

(i) Covenants of E@W.

(i) Unless prohibited by Law or any Governmental Authority, E@W will deliver to RB, within five (5) Business Days of the date of receipt, (A) any notice of actual or threatened adverse action issued by any Governmental Authority and (B) notice of any actual or threatened litigation or arbitration with respect to any third party with respect to the Accounts. If such delivery of the actual notice is prohibited by applicable Law or Governmental Authority, then, if allowable by Law or the Governmental Authority, E@W shall provide RB with written notice of such action and summary thereof. E@W shall provide reasonable cooperation in connection with any examination of RB or any of its Affiliates regarding the Program.

(ii) Unless prohibited by Law or any Governmental Authority, E@W will deliver to RB:

A. promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of E@W (other than any routine inquiry); and

B. such other information, documents and data with respect to E@W as may be reasonably requested by RB from time to time.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

If such delivery of the actual notice is prohibited by applicable Law or Governmental Authority, then, if allowable by Law or the Governmental Authority, E@W shall provide RB with written notice of such action and summary thereof.

(iii) E@W shall comply with all Laws applicable to E@W and the Program.

(iv) E@W shall require in its contract with any Third Party Service Provider which contracts with E@W to perform or assist E@W in connection with this Agreement or the Accounts to comply with all applicable Laws and that E@W shall cause any Third Party Service Providers to comply with the applicable terms of this Agreement in any contract between E@W and such Third Party Service Provider.

(v) E@W shall promptly notify RB of any situation which may result in the loss or unauthorized disclosure of Customer Information and shall immediately provide RB with (A) a list of the names of persons whose Customer Information has been disclosed or that may be disclosed, (B) a description of the type and categories of the Customer Information that has been or may be disclosed, and (C) the circumstances underlying the unauthorized or potentially unauthorized disclosure. E@W shall cooperate with RB and, at the direction of RB, shall assist in notifying such customer or customers and shall take any other remedial action recommended by RB and/ or required by applicable Law. If the unauthorized access is the result of E@W’s act, error or omission, then E@W shall bear all expenses of this notification and any out of pocket costs incurred by RB including outside counsel fees and any other costs related thereto.

(vi) Throughout the term of this Agreement, each Party (or its Affiliates on its behalf) shall maintain comprehensive general liability (including contractual liability), errors and omissions, bodily injury, property damage, the limit of which shall not be less than a combined single limit of $2,000,000 per occurrence, and employee theft and dishonesty insurance coverage of $1,000,000 per occurrence. On or about the Effective Date and upon the request of a Party not more than once per calendar year, the other Party shall provide a certificate of insurance coverage to the requesting Party evidencing the other Party’s compliance with the provisions hereof.

(vii) Throughout the term of this Agreement, E@W shall provide RB with quarterly unaudited financial statements not later than thirty (30) calendar days from the end of each calendar quarter and audited annual financial statements not later than one hundred twenty (120) calendar days from the end of each calendar year.

(viii) E@W shall adequately train all personnel performing services on behalf of E@W hereunder and will make available to RB information relating to how it trains and oversees its employees that have consumer contact or compliance responsibilities.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(j) Compliance and Program Features; Program Manager.

(i) Unless waived by RB in writing, on a monthly basis, representatives of the Parties shall meet in person or telephonically to review processes and procedures used by the Parties to ensure that all marketing and promotional materials with respect to the Accounts and customer communications comply with all applicable Laws, which meetings may include legal counsel to the respective Parties.

(ii) E@W shall at all times have a designated program manager to coordinate the management of the Program with RB. E@W shall make such program manager available to meet either in person or telephonically with representatives of RB on a monthly basis to discuss the performance of the Program. E@W shall give RB prompt written notice of any change of the program manager including as arising out of any termination of employment.

(iii) The Parties shall jointly develop a compliance plan to ensure that the Program remains in compliance with all applicable Laws. The program managers will review such compliance plan on a monthly basis.

(iv) The Parties shall jointly develop software for an accounting and loan tracking system to accurately and immediately reflect all Applications, Accounts and related information regarding Accounts to ensure compliance with all applicable Laws, which software shall be licensed to RB pursuant to the License and Support Agreement of even date herewith by and between RB and Elevate Decision Sciences, LLC.

(v) To assist each Party in their efforts to comply with all applicable Laws, each Party shall make its systems and records related to the Program, as well as relevant executive and operations personnel, reasonably accessible to the other Party during regular business hours.

(k) Loan Documents. The Application, the Loan Documents and all related regulatory disclosures shall be developed by and belong to RB. RB shall provide each Borrower such notices or documents related to such Borrower’s Account as are required by applicable Law. All Loan Documents shall provide, as appropriate, that they are governed by federal law and, to the extent not preempted by federal law, by the applicable laws of the State of Ohio. E@W shall only utilize Loan Documents that have been approved by RB.

(l) Security. E@W and RB shall comply with, implement and maintain administrative, technical and physical safeguards designed to ensure the security of Customer Information pursuant to Appendix B to 12 CFR Part 30 (the “Interagency Guidelines”), all other applicable Law and the Program Guidelines, including, but not limited to, the following:

(i) access controls on information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent its representatives from providing Customer Information to unauthorized individuals who may seek to obtain this information through fraudulent means;

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) access restrictions at physical locations containing Customer Information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals;

(iii) encryption of electronic Customer Information, including while in transit or in storage on networks or systems to which unauthorized individuals may have access;

(iv) procedures designed to ensure that information system modifications are consistent with the information security measures;

(v) dual control procedures, segregation of duties, and employee background checks for representatives with responsibilities for or access to Customer Information;

(vi) monitoring systems and procedures to detect actual and attempted attacks on or intrusions into information systems;

(vii) response programs that specify actions to be taken when E@W detects unauthorized access to information systems, including immediate reports to RB;

(viii) measures to protect against destruction, loss or damage of Customer Information due to potential environmental hazards, such as fire and water damage or technological failures; and

(ix) training of staff to implement the information security measures; regular testing of key controls, systems and procedures of the information security measures by independent third parties or staff independent of those that develop or maintain the security measures; and appropriate measures to completely and permanently destroy “consumer information” (as defined in the Interagency Guidelines) by shredding, permanently erasing, or otherwise permanently rendering consumer information inaccessible and illegible. E@W shall respond promptly and thoroughly to RB’s requests for information concerning the respective information security measures implemented by E@W.

(m) Disaster Recovery. Each Party shall at all times maintain a disaster recovery/business resumption plan which shall be compliant with applicable Law and which will allow such Party to recover and continue to perform the services required under this Agreement in a reasonably timely manner after the occurrence of computer problems, acts of nature, acts of terrorism or similar events. In addition, E@W shall cause each Third-Party Service Provider to maintain a disaster recovery/business resumption plan consistent with the terms hereof.

(n) Electronic Data Storage. E@W shall maintain, in accordance with commercially reasonable standards customarily in place in the banking industry, offsite back-up storage for all electronic data and other information pertaining to the performance of its services pursuant to the Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.	Representations and Warranties.

(a) RB. RB represents and warrants to E@W as of the Effective Date that:

(i) RB is a Kentucky banking corporation, validly existing and in good standing under the laws of the Commonwealth of Kentucky. RB has all power and authority and all requisite consents, approvals, licenses, permits and authorizations under applicable Law to execute and deliver this Agreement and perform its obligations as contemplated hereunder.

(ii) RB is authorized under applicable Law to establish the Accounts and permit draws thereon, and is not prohibited by applicable Law to contract with a third-party to provide the marketing services which E@W will provide under this Agreement.

(iii) This Agreement has been duly authorized, executed, and delivered by RB and constitutes a legal, valid and binding agreement, enforceable against RB in accordance with its terms.

(iv) The execution, delivery and performance of this Agreement by RB does not violate or conflict with any (A) provision of its charter, bylaws or other governance documents of RB or (B) or any order, arbitration award, judgment or decree to which RB is a party or by which RB or any of its assets may be bound.

(v) There is no litigation or administrative proceeding before any court or governmental body presently pending or threatened against RB which would have a material adverse effect on the transactions contemplated by, or RB’s ability to perform its obligations under this Agreement.

(vi) RB has delivered to E@W true and correct copies of its unaudited balance sheet, profit and loss statement and statement of cash flows for the first quarter of 2015 (“RB Financial Statements”), each of which were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the RB Financial Statements may not contain all footnotes required by GAAP.

(vii) All deposits held in RB are federally-insured by the Federal Deposit Insurance Corporation.

(b) E@W: E@W represents and warrants to RB as of the Effective Date that:

(i) E@W is duly organized, validly existing and in good standing under the laws of the State of Delaware and, prior to performing duties under this Agreement, shall be duly qualified to do business in all necessary jurisdictions as contemplated under this Agreement, shall have all requisite consents, approvals, licenses, permits and authorizations under applicable Law to execute and deliver this Agreement and perform its obligations as contemplated hereunder.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) E@W has all limited liability company power and authority and all requisite licenses, permits and authorizations to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by E@W and constitutes a legal, valid and binding agreement, enforceable against E@W in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement by E@W does not violate or conflict with any (A) provision of the governance documents of E@W or (B) applicable Law, or any order, arbitration award, judgment or decree to which E@W is a party or by which E@W or any of its assets may be bound.

(iv) The execution, delivery, and performance of this Agreement does not violate, conflict with, permit the cancellation of, or constitute a default under any agreement to which E@W is a party or by which E@W is bound.

(v) There is no litigation or administrative proceeding before any court or governmental body presently pending or threatened against E@W which would have a material adverse effect on the transactions contemplated by, or E@W’s ability to perform its obligations under this Agreement.

4.	Term and Termination.

(a) Unless terminated earlier in accordance with this Agreement, the term of this Agreement shall commence as of the Effective Date and shall continue for a period of three (3) years (the “Initial Term”). If not earlier terminated, this Agreement will automatically renew for subsequent one (1) year periods (each a “Renewal Term”) unless either Party provides written notice of termination at least ninety (90) calendar days prior to the expiration of the Initial Term or any Renewal Term.

(b) This Agreement shall terminate upon the occurrence of one or more of the following events, within the time periods set forth below:

(i) If either Party breaches this Agreement including, without limitation, any breach of any representation, warranty or covenant contained herein, the non-breaching Party may immediately terminate this Agreement by providing written notice thereof to the breaching Party if such breaching Party does not cure such breach within sixty (60) calendar days after receipt of the written notice of the breach.

(ii) Upon the occurrence of an Insolvency Event (as defined below) by either Party, this Agreement shall automatically and immediately terminate upon written notice from the solvent Party to the insolvent Party. It shall constitute an insolvency event (“Insolvency Event”) by a Party hereunder if such Party shall file for protection under any chapter of the

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

federal Bankruptcy Code, an involuntary petition is filed against such Party under any such chapter and is not dismissed within sixty (60) calendar days of such filing, or a receiver or any Governmental Authority takes control of such Party.

(iii) If at any time E@W determines that RB does not have sufficient financial resources to support the anticipated growth of the Program during the subsequent twelve (12) months, E@W shall have the right to terminate this Agreement by sending written notice to Republic. Upon receipt of said notice, RB shall have the right of first refusal to prove to E@W that it does have sufficient financial resources to support the anticipated growth in products. If after seven (7) calendar days RB does not exercise its first right of refusal, then this Agreement shall terminate sixty (60) calendar days after RB received written notice of termination from E@W.

(iv) Upon the termination of either the Participation Agreement, by and between RB and Elastic SPV, Ltd. or the License and Support Agreement, by and between RB and Elevate Decision Sciences, LLC, both dated on or around the Effective Date, either Party shall have the right to terminate this Agreement by sending written notice to the other.

(v) In the event of an act of God or other natural disaster which makes the carrying out of this Agreement impossible, or if a Party’s performance hereunder is rendered illegal or materially adversely affected by reason of changes in Law or in interpretations of Law applicable to the Accounts or to either Party, or if a Party is advised in writing by any Governmental Authority having or asserting jurisdiction over such Party or the Accounts that the performance of its obligations under this Agreement is or may be unlawful, then the Party unable to perform, or whose performance has been rendered illegal or who has been so advised by a Governmental Authority, may terminate this Agreement by giving written notice at least sixty (60) calendar days in advance of termination to the other Party, unless such changes in applicable Law or in interpretation of Law or communication from such Governmental Authority require earlier termination, in which case termination shall be effective upon such earlier required date.

(vi) Any verbal or written notice from any Regulatory Authorities prohibiting the offering of the Accounts by RB or any change or modification to the Program or this Agreement required by any Governmental Authority which, in RB’s discretion, limits or unreasonably reduces the commercial viability or profitability of the Program. RB shall also have the right to terminate this Agreement upon E@W’s failure to prevent violations of Law or engaging in unfair, deceptive or abusive acts or practices.

(vii) Any change in applicable Law or interpretation of Law that makes the Program illegal or, in the reasonable discretion of either Party, undesirable or inadvisable provided, however, that if RB terminates this Agreement due to any change in applicable Law or an interpretation of Law, then RB will use its best commercial efforts to lawfully continue the Program for at least six (6) months from the date of termination or shorter time period if E@W is able to replace RB with another financial institution.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Upon termination or expiration of this Agreement, RB shall pay E@W all fees that are then due and payable

(c) In order to preserve the goodwill of each Party with its customers, both Parties shall act in good faith and cooperate in order to ensure a smooth and orderly termination of their relationship and the transition of the Accounts (including all customer data) from RB to a financial institution designated by E@W.

(d) Upon termination of this Agreement, E@W may market financial products to Borrowers or Applicants who have not exercised their right to “opt-out” of marketing of such financial products. Within thirty (30) days after the Effective Date, the Parties shall use good faith efforts to establish an RB-approved process to allow for and manage an Applicant marketing and information sharing opt-out process which shall be incorporated into the Program Guidelines.

(e) Upon the termination or expiration of this Agreement, neither Party shall have any further liability with respect thereto, except that any payment obligations which accrued prior to termination or expiration hereof and the provisions of Sections 2(c)(iii), 4(c)-(e), 5, 6, 7, 8, 9, 10 and 11 shall survive the termination of this Agreement.

(f) If either Party breaches this Agreement and such breach is continuing, then the non-defaulting Party shall be entitled to pursue, either before or after termination, such rights and remedies as may be available at law and in equity, in addition to those rights and remedies specifically provided for under this Agreement.

5.	Notices.

All notices pursuant hereto shall be in writing and shall be deemed to have been properly given, served and received (a) if delivered by messenger, when delivered, (b) if mailed, on the fifth (5th) Business Day after deposit in the United States mail certified, postage prepaid, return receipt requested, or (c) if delivered by reputable overnight express courier, freight prepaid, the next Business Day after delivery to such courier. Notices shall be addressed to the parties as set forth below:

If to E@W:

Elevate@Work, LLC
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
Attention:	Chief Executive Officer
E-Mail:	krees@elevate.com

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

with a copy (for informational purposes only) to:

Alston & Bird LLP
2828 North Harwood Street, Suite 1800
Dallas, Texas 75201
Attention:	Mark W. Harris, Esq.
E-Mail:	mark.harris@alston.com

If to RB:

Republic Bank & Trust Company
200 S. 7th St
Louisville, KY 40202
Attention:	Bill Nelson
Telephone:	(502) 588-1040

with a copy to:

Republic Bank & Trust Company
601 W. Market St.
Louisville, KY 40202
Attention:	Legal Department

6.	Confidentiality and Use of Customer Information.

(a) Ownership and Joint Marketing.

(i) RB shall own all information collected on the Application regarding all Applicants (“Applicant Information”) including, without limitation, names, addresses, demographic information and financial information, provided that use of such Applicant Information by either Party shall be consistent with the limitations imposed by the Gramm Leach Bliley Act (“GLBA”) and the regulations promulgated thereunder including, without limitation, 12 CFR Part 364, Appendix B, and other privacy Laws applicable to the Parties.

(ii) E@W and RB consider themselves to be in a joint marketing relationship under this Agreement as defined in Section 216.13 of the Federal Reserve Regulation P (“Reg. P”). E@W and RB shall describe the existence of such joint marketing relationship as required by Section 216.6(a)(5) of Reg. P in their initial, annual and/or revised privacy notices, as applicable. Consistent with Section 216.13 of Reg. P, E@W and its Affiliates and Third-Party Service Providers shall not disclose or use any Applicant Information provided by RB other than to carry out the purposes designing, developing, and administering the Program, for the purposes described in Section 216.6(a) of Reg. P or as permitted pursuant to Reg. P.

(iii) Neither RB nor E@W shall rent, sell, disclose or otherwise use information concerning any Applicant received by such Party other than to perform such Party’s obligations pursuant to this Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) RB and E@W shall treat in confidence this Agreement and all non-public documents, materials, and all other information related to this Agreement including, but not limited to, all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which (i) a Party (“Discloser”) discloses in writing to the other Party (“Recipient”) or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (ii) relates to (A) the Discloser or (B) consumers who have made confidential or proprietary information available to E@W or a Third-Party Service Provider, that was obtained during the course of negotiations leading to, and during the performance of, this Agreement (collectively “Confidential Information”). Neither Party shall disclose Confidential Information to any third-party, except that Confidential Information may be provided to a Governmental Authority having or asserting jurisdiction over a Party or a Party’s Affiliates, counsel, accountants, financial or tax advisors without the consent of the other Party; provided that, except for any Governmental Authority, such parties agree to hold such Confidential Information in confidence. As used herein, and for the avoidance of doubt, the term “Confidential Information” does not include information which (v) becomes generally available to the public other than as a result of a disclosure by a Party receiving such information (a “Restricted Party”), (w) is independently developed by a Restricted Party without violating this Agreement, (x) was available to the Restricted Party on a non-confidential basis prior to its disclosure to the Restricted Party, (y) becomes available to the Restricted Party on a non-confidential basis from a source other than the other Party; provided that such source is not bound by a confidentiality agreement with the other Party or otherwise prohibited from transmitting the information to the Restricted Party by a contractual, legal or fiduciary obligation, or (z) is required by Law to be disclosed.

(c) If a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then such Restricted Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. If the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, then Restricted Party may furnish that portion (and only that portion) of the Confidential Information which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information so furnished as a Restricted Party would reasonably exercise in assuring the confidentiality of any of its own Confidential Information.

(d) The Recipient of Customer Information shall not disclose or use such Customer Information other than to carry out the purposes for which the Discloser has provided the Customer Information, or for which one of its Affiliates or agents disclosed such Customer Information to Recipient.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(e) Recipient shall not disclose any Customer Information other than on a “need to know” basis and then only, to the extent permitted by applicable Law, to: (1) Affiliates of Discloser, provided that such Affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as Discloser; (2) its employees, officers, auditors and attorneys; (3) Affiliates of Recipient provided that such Affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as Recipient; (4) carefully selected subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the provisions of this Section 6; or (5) carefully selected independent contractors, agents, and consultants hired or engaged by Recipient, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section 6. The restrictions set forth herein shall apply during the Term of this Agreement and shall continue following the termination hereof.

(f) E@W will promptly provide RB with notice of any attempted or actual breach resulting in unauthorized intrusion(s) or disclosure of the Customer Information that it becomes aware of and shall specify the corrective action taken. E@W shall assess the nature and scope of any incident, mitigate the effects thereof and specifically identify the Customer Information that has or may have been improperly accessed or misused. E@W shall take commercially reasonable steps under applicable Laws to contain and control any incident of breach of security relating to the Customer Information, assist RB with all reasonably requested steps under applicable Laws needed to notify Borrowers of any such breach and prevent harm or inconvenience from such breach, and agrees upon request to permit RB to investigate the circumstances (including permitting third parties to conduct such investigation) and indemnify RB for any loss or costs associated with any breach of security or unauthorized disclosure, including attorneys’ fees and costs.

(g) Upon the termination or expiration of this Agreement, or at any time upon the reasonable request of RB, E@W shall return (or destroy) all RB Customer Information in its possession or in the possession of any of its representatives, contractors or third parties. Any RB Customer Information maintained in an electronic format shall be destroyed or returned to RB in a format as directed by RB or, in the event no directions have been received, in an industry standard format. Notwithstanding the foregoing, if E@W is in possession of tangible property containing the RB Customer Information, then E@W may retain one archived copy of such material, subject to the terms of this Agreement, which may be used solely for regulatory or litigation purposes and may not be used for any other purpose. Compliance with this Section 6(h) shall be certified in writing, including a statement that no copies of RB Customer Information have been retained, except as necessary for regulatory or litigation purposes.

7.	Specific Performance in the Event of Breach.

The Parties agree that monetary damages would not be adequate compensation in the event of a breach by a Restricted Party of its obligations under Section 6. Therefore, in the

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

event of any such breach by the Restricted Party, in addition to its other remedies at law or in equity, the other Party shall be entitled to an order requiring the Restricted Party to specifically perform its obligations under Section 6 or enjoining the Restricted Party from breaching Section 6 without the necessity of posting a bond or other security, and the Restricted Party shall not plead in defense thereto that there would be an adequate remedy at law.

8.	Indemnification.

(a) E@W hereby agrees to indemnify and to hold harmless RB, its Affiliates and each of their respective officers, directors, managers, members, shareholders, employees, representatives, agents, attorneys, successors and permitted assigns of such entities (the “RB Indemnified Parties”) against any and all claims, losses, liabilities, damages, penalties, demands, suits, judgments, settlements, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Losses”) suffered or incurred and as incurred by any such RB Indemnified Parties as a result of, or with respect to, or arising from any: (i) act, omission or failure by E@W and/or any Third-Party Service Provider retained by E@W to fulfill its obligations pursuant to this Agreement; (ii) material inaccuracy of any representation or warranty made by E@W or any Third-Party Service Provider retained by E@W pursuant to this Agreement; (iii) failure of E@W or any Third Party Service Provider retained by E@W to comply with the Program Guidelines or applicable Law; (iv) unlawful use of any Customer Information by E@W or any Third-Party Service Provider retained by E@W; and (v) demands and claims made by any person or entity or representative thereof, either individually or as part of a class action by or on behalf of Borrowers and/or other persons, and any inquiries, investigation or action by any Governmental Authorities, in each case solely with respect to any act, omission or failure by E@W and/or any Third-Party Service Provider retained by E@W in connection with the marketing of the Program in accordance with the terms of this Agreement; provided, however, in no event shall E@W be liable to any RB Indemnified Party for the non-payment of principal, interest or fees by Borrowers on the Accounts or for any Losses arising out of any of the foregoing to the extent arising from any (x) act of fraud, embezzlement or criminal activity of RB or any of its employees, agents or representatives, (y) negligence, gross negligence, willful misconduct or bad faith by RB or any of its employees, agents or representatives, or (z) failure of RB or any of its employees, agents or representatives to comply with, or perform, its obligations pursuant to this Agreement.

(b) RB hereby agrees to indemnify and hold harmless E@W, its Affiliates, and each of their respective officers, directors, managers, members, shareholders, employees, representatives, agents, attorneys, successors and permitted assigns of such entities (the “E@W Indemnified Parties”) against any and all Losses suffered or incurred and as incurred by any such E@W Indemnified Parties as a result of, or with respect to, or arising from any: (i) misrepresentation, breach of warranty or failure to fulfill a covenant of RB contained in this Agreement; (ii) any act or omission of RB or any Third-Party Service Provider retained by RB which violates any Law (except in the case of any actions or class actions as referenced in Section 8(a)(v) above), or the bylaws of RB; or (iii) any obligation owed by RB or any Third Party Service Provider retained by RB; provided, however, in no event shall RB be liable to any

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

E@W Indemnified Party for any Losses arising out of any of the foregoing to the extent arising from any (x) act of fraud, embezzlement or criminal activity of E@W or any of its employees, agents or representatives, (y) negligence, gross negligence, willful misconduct or bad faith by E@W or any of its employees, agents or representatives, or (z) failure of E@W or any of its employees, agents or representatives to comply with, or perform, its obligations pursuant to this Agreement.

(c) The RB Indemnified Parties and the E@W Indemnified Parties are sometimes referred to herein as the “Indemnified Parties” and E@W or RB, as indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.” An Indemnified Party shall not be entitled to indemnity from an Indemnifying Party for its own costs and expenses incurred in defending itself against a claim brought against it by an Indemnifying Party.

(d) Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any indemnified Loss hereunder, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to support and verify the claim asserted.

(e) Except in the case of Section 8(a)(v), in which case RB may at its option assume control of the defense of the matter and choose counsel appropriate to handle the matter, the Indemnifying Party may assume the defense of a claim which it is indemnifying, or prosecute a claim resulting from such indemnified claim, and may employ counsel chosen by the Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnified Party) at the Indemnifying Party’s sole cost and expense. The Indemnified Party shall have the right, at its own expense, to reasonably employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein. The Indemnified Party shall not be liable for any settlement of any claim effected without its prior written consent, which shall not be unreasonably withheld or delayed, it being understood that the Indemnifying Party shall have no right to object to any equitable relief the Indemnified Party may agree to provide. However, if the Indemnifying Party does not assume the defense or prosecution of a claim within thirty (30) calendar days after notice thereof, the Indemnified Party may settle such claim without the Indemnifying Party’s consent. The Indemnifying Party shall not settle any claim which provides for any relief other than the payment of monetary damages by the Indemnifying Party without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, the Parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith, all at the Indemnifying Party’s sole cost and expense.

(f) Each Party knowingly, voluntarily and intentionally waives any right to claim for punitive damages in connection with any claim or dispute, action or proceeding against the other Party arising under or in connection with this Agreement, in tort, at law or in equity, or by virtue of any statute or otherwise.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.	Expenses.

Except as expressly provided in this Agreement, each Party shall be responsible for all expenses incurred in connection with this Agreement including, without limitation, the negotiation and drafting hereof and all expenses incurred in performing its respective duties set forth in Sections 1 and 2 herein.

10.	Miscellaneous.

(a) Relationship. Neither the existence of this Agreement or any related agreements, nor their execution, is intended to be, nor shall it be construed to be, the formation of a partnership, joint venture or agency relationship between RB and E@W. No employee of E@W shall be deemed to be an employee of RB, nor shall any employee of RB be deemed an employee of E@W.

(b) Entire Agreement. This Agreement supersedes any negotiations, discussions or communications between RB and E@W and constitute the entire agreement of RB and E@W with respect to the specific subject matter hereof.

(c) Waiver. Failure of any Party to insist, in one or more instances, on performance by any other Party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement unless and to the extent that such waiver is in a writing signed by or on behalf of the Party alleged to have granted such waiver.

(d) Assignment. This Agreement is for the sole and exclusive benefit of the Parties and shall not be deemed to be for the benefit of any third-party, including any Borrower. Neither Party shall assign or encumber any of its rights or delegate any of its obligations hereunder without prior written consent of the other Party. Any assignment or encumbrance in violation of the foregoing shall be void.

(e) Notice. Unless prohibited by Law or Governmental Authority, each party shall provide the other with written notice promptly (but not later than five (5) Business Days) after becoming aware of any threatened or actual investigation, regulatory action, arbitration, lawsuit, fees or penalties pertaining to the Accounts, this Agreement or any similar marketing agreements of third-parties, the effect of which may materially impact the obligations or rights of the Parties under this Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(f) Security Breach. Each Party shall promptly disclose to the other Party any breaches in security with respect to its operations affecting Customer Information, the identity or information regarding any Borrower or Applicant, or any breach relating to databases or information maintained by either Party with respect to the Accounts, Borrowers, or Applicants. Each Party shall promptly report to the other Party when any such material intrusion has occurred, the estimated effect of the intrusion on the other Party and the Borrowers and Applicants, and the specific corrective actions taken or planned to be taken. In addition, each Party agrees that no Party nor Third-Party Service Provider will make any material changes to its security procedures and requirements affecting the performance of its obligations hereunder which would materially lessen the security of its operations or materially reduce the confidentiality of any databases and information maintained with respect to the other Party, Borrowers, and Applicants without the prior written consent of the other Party.

(g) Headings. The headings and captions of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(h) Jurisdiction, Venue and Service of Process. Subject to the provisions of Section 11 the Parties hereby consent to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in Louisville, Kentucky (whether it be a court of the Commonwealth of Kentucky or a court of the United States of America situated in Louisville, Kentucky) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and each Party hereby waives any and all personal or other rights to object to such jurisdiction for such purposes. Each Party, for itself and its successors and assigns, hereby waives any objection which it may have to the laying of venue of any such action or suit at any time, each Party agrees that service of process may be made, and personal jurisdiction over such Party obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by personal delivery or by United States certified or registered mail, return receipt requested, addressed to such party at its address for notices as provided in this Agreement. Each Party waives all claims of lack of effectiveness or error by reasons of any such service.

(i) Signatures. This Agreement may be executed in multiple counterparts, each of which is an original but all of which together shall constitute one and the same document. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be originals.

11.	Governing Law and Dispute Resolution.

(a) Governing Law. This Agreement shall be a contract made under, and governed and enforced in every respect by, the internal laws of the Commonwealth of Kentucky, without giving effect to its conflicts of law principles. Any dispute, controversy, or claim, whether contractual or non-contractual, between the parties arising directly or indirectly out of or connected with this Agreement, including claims relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

by the parties and including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Louisville, Kentucky, provided, however, that the foregoing shall not include any claims for declaratory relief. The arbitration shall be administered by JAMS pursuant to its (Comprehensive Arbitration Rules and Procedures). Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate, except that the parties agree that the arbitration, the arbitrators’ authority and the relief available shall be limited as follows:

(i) The arbitrators shall be obligated to apply the rules of evidence and the substantive laws of the Commonwealth of Kentucky applicable to actions litigated in the courts of the Commonwealth of Kentucky; and

(ii) The arbitrators shall be deemed to have exceeded their powers, authority or jurisdiction if the award they render is not correct under the applicable law and properly admitted evidence, if the arbitrators grant relief not expressly permitted under this Agreement or if the arbitrators otherwise fail to comply with the terms and limitations of this paragraph. In the event of any conflict between the rules of JAMS and this Agreement, this Agreement will control. Any arbitration shall be conducted by arbitrators approved by the JAMS and mutually acceptable to the parties. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. If the parties are unable to agree on the arbitrator(s), then JAMS shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitration award shall be in writing and shall include a statement of the reasons for the award. The arbitrator(s) shall award reasonable attorneys’ fees and costs to the prevailing party. Process in any such action may be served upon any party in the manner provided for giving of notices to it herein. Notwithstanding the foregoing, the parties hereby consent to the jurisdiction of the state and federal courts located in Fort Worth, Texas with respect to any action (A) to obtain injunctive or other equitable relief and (B) to enforce or dispute any arbitration award or to obtain, enforce or dispute any judgment relating thereto.

(b) Waiver of Rights to Trial by Jury. EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANYWAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY THEREOF OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, RB and E@W, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

REPUBLIC BANK & TRUST COMPANY (“RB”)		ELEVATE@WORK, LLC (“E@W”)

By:	/s/ John T. Rippy	By:	/s/ Kenneth E. Rees
Name:	John T. Rippy	Name:	Kenneth E. Rees
Its:	Senior Vice President and Chief Risk Management Officer	Its:	President and CEO

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

CERTAIN DEFINED TERMS

“Advance” shall mean an Initial Advance or a Subsequent Advance, as the context may require.

“Advance Fee” shall have the meaning assigned to such term in Exhibit D.

“Affiliate” with respect to either party means any entity including, without limitation, any corporation, partnership or limited liability company, that directly, or indirectly through one or more intermediaries, owns 50% or more or is 50% or more owned by such party.

“Business Day” shall mean a day other than a Saturday, Sunday or federal holiday.

“Customer Information” means, with respect to an Account, any nonpublic information relating to Borrowers or Applicants, including without limitation, names, addresses, telephone numbers, e-mail addresses, credit information, account numbers, social security numbers, loan balances or other loan information, and lists derived therefrom and any other information required to be kept confidential by the Requirements.

“Finance Charge Receivables” shall mean, with respect to an Account, Receivables created in respect of Advance Fees, Minimum Charges and other similar fees.

“Governmental Authority” shall mean any federal or state government (or any political subdivision of any of the foregoing), and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, whether or not any such Governmental Authority has jurisdiction over a Party.

“Law” shall mean all applicable state and federal codes, statutes, laws, permits, rules, regulations, interpretations, regulatory guidance, ordinances, orders, policies, determinations, judgments, writs, injunctions, decrees and common law and equitable rules, causes of action, remedies and principles as the same may be amended, modified, supplemented or superseded from time to time, and any requirements of any Governmental Authority with appropriate jurisdiction.

“Loan Documents” shall mean the loan agreements, regulatory disclosures and other documentation evidencing and governing the Accounts and the Receivables.

“Minimum Charge” shall have the meaning assigned to such term in Exhibit D.

“Program” shall mean a lending program for the solicitation, marketing, and origination of Accounts pursuant to Program Guidelines.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Program Guidelines” shall mean those guidelines established by RB for the administration of the Program, including, but not limited to, underwriting standards for the Accounts (which shall include, without limitation, specific criteria for evaluating an Applicant’s ability to repay the Account, including the Initial Advance and all Subsequent Advances thereunder), the credit, charge-off and collection policies for the Accounts, and all other operating procedures for the Accounts, as such guidelines may be amended, modified or supplemented from time to time by RB in accordance with the terms of this Agreement.

“Principal Receivables” shall mean, with respect to an Advance and as of any date of determination, all amounts then due and payable by a Borrower in respect of such Advance pursuant to the terms of the related Account, other than Finance Charge Receivables.

“Receivables” shall mean all Principal Receivables and all Finance Charge Receivables related to an Advance. For purposes of this Agreement, a Receivable shall be deemed to have been created at the end of the Business Day on the date of the related Advance.

“Third Party Service Provider” shall mean any third party providing services that E@W or RB (as the context may require) is required to provide under this Agreement.

***

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT B

Minimum Finance Charge Receivable Requirements

Calendar Quarter	RB’s Retained Portion of Total Finance Charge Receivables for Program

Quarter 3 2015	[****]

Quarter 4 2015	[****]

Quarter 1 2016	[****]

Quarter 2 2016	[****]

Quarter 3 2016	[****]

Quarter 4 2016	[****]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C-1

RB Trademarks and Logos

Mark	Country/Date of Registration	Reg No.
“Community Vested. . . Globally Trusted”	U.S. 2/16/2010	3748897

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.	U.S. 6/6/2009	3630758

Republic Bank republicbank.com Helping you do more.	U.S. 11/15/2011	4,054,370

Triple Rewards	U.S. 1/22/2008	3374545

Account Shield	U.S. 5/11/2007	3463615

Helping you do more.	U.S. 12/11/2007	3351531

Money Clip	U.S. 4/23/2013	4,323,790

REPUBLIC BANK	Indiana 1/29/2007	File No. 2007-0089

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

REPUBLIC BANK	Kentucky 2/5/2007	016501

REPUBLIC BANK	Florida 2/20/2007	T07000000247

REPUBLIC BANK	Tennessee 05/23/2012	7057.2516

CERTIFICATE OF ASSUMED NAME Republic Bank	KY 12/06/2006	0156219

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C-2

Program Marks

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT D

General Description of Accounts at Program Initiation

Brand: Elastic.

Account: The Account is an unsecured, open-ended line of credit account offered by RB. At initiation, the credit limit will be between $200 and $3,500 and the Borrower will be able to make draws in increments of $20. In order to open an Account, the Borrower must establish and maintain a deposit account with a financial institution. The Borrower may request advances online or by phone. RB will fund advances by depositing funds in the Borrower’s deposit account or mailing a paper check.

Additional Advances: Subject to limits established by RB, Borrower may receive additional advances at any time up to the applicable credit limit so long as the Borrower is in compliance with the then-applicable terms and conditions with respect to such Borrower’s Account. There is a $20 minimum advance requirement.

Repayment. Advances on the Accounts may be repaid in one (1) to twenty (20) payments with a minimum principal payment due on an Account of 5% of the current balance or $50, whichever is greater (for bi-weekly and semi-monthly account holders), or one (1) to ten (10) payments with a minimum payment due on an Account of 10% of the current balance or $100, whichever is greater (for monthly account holders). The first payment will be due in no less than fourteen (14) or thirty (30) calendar days after the initial advance is made. Thereafter, payments are due each payday (approximately every fourteen (14) or thirty (30) calendar days).

Advance Fee. There is not periodic interest accrual on the Accounts. RB will receive an advance fee when an advance is taken from the Account (the “Advance Fee”) equal to five percent (5%) of the principal amount of such advance. RB will deduct the Advance Fee from the sum deposited in the Borrower’s deposit account or from the amount of the paper check mailed to Borrower.

Minimum Charge. If the Borrower pays the full amount of the advance on an Account by the first payment due date, then RB will not charge any additional fees. If the Borrower does not repay the advance in full by the first payment due date, then the Borrower must pay a minimum principal payment of $50 or $100, as described under Repayment above, plus a minimum charge (the “Minimium Charge”) approximately equal to five percent (5%) of the portion of the advance outstanding for that payment period. A table specifying the Minimum Charge is disclosed in the account holder’s loan agreement.

Additional Fees. The product will not have any associated fees other than the Advance Fees and Minimum Charges.

Reporting. Borrower’s repayment history shall be reported to the credit bureaus.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT E

Anti-Money Laundering Requirements

BSA/AML and OFAC Requirements for Third Party Republic Credit Solutions (RCS) Programs Elevate Credit

I.	Statement of Commitment	33

II.	Anti-Money Laundering (AML) Compliance Program	33

III.	Board of Directors Responsibilities	33

IV.	Associate Responsibilities	34

V.	AML Officer Responsibilities	34

VI.	AML Risk Assessment	34

VII.	System of Internal Controls	34

VIII.	Independent Program Testing	35

IX.	Training Requirements	35

X.	Detecting and Reporting Suspicious Activity	35

XI.	Customer Identification Program	36

XII.	OFAC compliance	37

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

I.	Statement of Commitment

It is the requirement of RCS Third Party to comply fully with the USA PATRIOT Act, and all related laws and implementing regulations, such as those established by the Office of Foreign Assets Control (OFAC), the Office of the Comptroller of Currency (OCC) the Consumer Financial Protection Bureau (CFPB) and the Financial Crimes Enforcement Network (FinCEN) and the Federal Deposit Insurance Company (FDIC). RCS Third Party must recognize and be committed to fulfilling its responsibilities in assisting government and law enforcement authorities in combating money laundering, drug trafficking and other criminal activity.

II.	Anti-Money Laundering (AML) Compliance Program

RCS Third Party shall provide for the continued administration of a program reasonably designed to assure and monitor AML compliance requirements as stated in this the “BSA/AML and OFAC Requirements” document (or “Requirements”). The written requirements document includes requirements for RCS Third Party’s Anti-Money Laundering program, Customer Identification Program, reporting and record-keeping requirements, and other applicable responsibilities.

As required by 12 CFR 21.21, the Anti-Money Laundering requirements are also reasonably designed to ensure:

A.	A system of internal controls to assure ongoing compliance;

B.	Independent testing of compliance;

C.	A designated individual or individuals responsible for coordinating and monitoring day to day compliance; and

D.	Training for appropriate personnel.

As so incorporated into these Requirements, RCS Third Party employees (Associates) are responsible for compliance with applicable procedures and internal controls set forth in the Requirements.

Generally speaking, the programs must provide for activity review and detection of the three stages of money laundering:

a.	Placement – The introduction of illegal proceeds into the financial system

b.	Layering – moving funds among accounts so as to obfuscate the origin and ownership of the funds

c.	Integration – transition of funds off of laundering instruments back into economy

III.	Board of Directors Responsibilities

In the event the entity is managed by a Board of Directors or its equivalent, it is the continuing responsibility of the Board of Directors, to monitor and evaluate the effectiveness of RCS Third

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Party’s Anti-Money Laundering (AML) Program. As such, the Board should review and approve the AML Program annually, as well as review and approve any proposed Requirements amendments. In addition, the Board should affirm annually that RCS Third Party’s AML Program, including required Customer Identification Program, is designed to provide reasonable assurance of compliance consistent with RCS Third Party’s risk profile.

The Board should receive periodic reports regarding RCS Third Party’s AML Program components, to include risk assessments, suspicious activity reports summary, independent testing scope and results, associate training obligations and participation levels, and any other information considered relevant to RCS Third Party’s AML oversight.

The responsibilities and oversight actions by RCS Third Party’s Board of Directors should be documented in Board Committee minutes in conformity with legally required corporate governance practices.

IV.	Associate Responsibilities

Associates are responsible for complying with these AML requirements. Non-compliance with RCS Third Party’s established AML requirements, processes, and procedures may result in disciplinary action up to and including possible termination. In addition, violating or failure to comply with AML laws and regulations may result in civil and criminal sanctions against an Associate.

V.	AML Officer Responsibilities

Third Party should ensure that a BSA\AML Compliance Officer is designated at all times, with necessary authority and resources to effectively conduct the overall administration of RCS Third Party’s AML Program. The BSA\AML Compliance Officer is responsible for coordinating and monitoring day-to-day compliance of the AML Program.

VI.	AML Risk Assessment

RCS Third Party should conduct, at least annually, a risk assessment designed to identify key risks within its corporate operations (to include products, services, customers, and geographic locations). Information regarding RCS Third Party’s risk profile should be reported to the Board of Directors, or its equivalent, if applicable annually.

VII.	System of Internal Controls

It is the requirement of RCS Third Party to provide for a system of internal controls reasonably designed to assure compliance with all AML responsibilities. Procedures and controls should include such key areas as reporting responsibilities, record-keeping, detection and reporting of suspicious activity, and due diligence programs.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

VIII.	Independent Program Testing

RCS Third Party should provide for a program of independent testing of the AML Program to be conducted at least bi-annually, by internal staff by designation not associated with BSA\AML Compliance Officer, to ensure impartiality. The independent review should address the overall integrity and effectiveness of the AML Program, reporting and recordkeeping requirements, the AML risk assessment, appropriate transaction testing, training adequacy, integrity and accuracy of management information systems, and other key controls deemed necessary. Results of independent testing should be reported to the Board of Directors, or its equivalent, if applicable in conjunction with corrective action plans as required, with a copy of report and corrective action plans provided to Bank.

IX.	Training Requirements

All Associates, as well as the Board of Directors or its equivalent if applicable, are responsible for understanding their roles and responsibilities under RCS Third Party’s AML Program. RCS Third Party should develop and communicate an annual AML Training Plan designed to provide such training of AML laws and regulations, including OFAC and CIP requirements. RCS Third Party shall require that all Associates and if applicable, Board of Directors, or its equivalent, if applicable, must fulfill annual training and continuing education requirements established by the AML Training Plan and that all newly hired associates are trained on AML requirements within 30 days of start date. As part of RCS Third Party’s AML Program requirements, the AML Training Plan should be approved annually and training progress reports provided to ensure adequate oversight. The AML training plan, records of training completion and copies of training materials should be made available to the Bank upon request.

X.	Detecting and Reporting Suspicious Activity

Associates have a duty to understand their responsibilities for detecting and reporting suspicious activity. It is the requirement of RCS Third Party that Associates follow established “Know Your Customer” (or KYC) procedures; that any customer, Associate, or other suspicious activity (or possible suspicious activity) be promptly reported to designated persons as set forth in the Requirements; that all such reports be timely and diligently investigated by such designated persons; and to timely and comprehensively fulfill all suspicious activity report filing requirements by providing proper notice to RCS Third Party BSA/AML Compliance Officer. Any suspicious activity identified by RCS Third Party should be reported to the Bank’s Non-Traditional BSA Manager or designated BSA Staff in a timely manner upon identification via the established agreed upon reporting mechanism. RCS Third Party shall require that all Associates should maintain the strict confidentiality of all such suspicious activity investigations and reports.

In pursuit of its obligations to diligence and oversight, RCS Third Party should develop or acquire tools for use in reviewing account activity. These tools, when deployed in conjunction with a formal risk management training program should represent a broad spectrum approach to detecting and reporting suspicious activity. Per the Requirements, tools and resources should include the following:

a.	Daily application reviews of:

i.	Account applications at addresses with prior known fraud history

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ii.	Account application details, to include social security numbers, dates of birth and phone numbers, that may match prior established account with a history of suspect behavior

iii.	Account applications that appear to be associated with identified fraud rings

iv.	Unusual or suspicious transactional loan activity

v.	Any other alerts related to fraud or suspicious activity, as applicable

Training for use and implementation of these resources is an ongoing process with emphasis on associative analysis and metrics base analytics is recommended. Training courses should include overview of AML requirements, OFAC program measures, and detailed review of Customer activity and behavior.

Records of activity reviews, including copies of any correspondence and SAR’s should be retained in a central repository (such as a Client Relationship Manager), which provides record keeping at the account level. Any activity which is reviewed or investigated must be logged in the respective account record on the repository. Records of activity reviews should be held on file for no less than 5 years within the repository.

XI.	Customer Identification Program

As required by 31 CFR 1020.220, RCS Third Party should maintain a written Customer Identification Program (CIP) designed to be appropriate for the size and type of business or product and intended to enable associates to form a reasonable belief that the true identity of each Customer is known. RCS Third Party’s CIP should include required Customer information, risk-based procedures for verifying the identity of the Customer, recordkeeping requirements and retention, comparison with government lists, and adequate Customer notice. The CIP should be detailed in the Requirements and is subject to compliance by all associates with CIP responsibilities. The CIP should be reviewed and approved annually by the appropriate parties, in conjunction with oversight of RCS Third Party’s AML Program.

With respect to loans that establish an ongoing relationship with a Customer, RCS Third Party shall review Customer information regarding each Customer, and shall be responsible for ensuring that each Customer meets the requirements of the CIP Program. Generally, the CIP program should adhere to the following structure for Customer accounts.

The following Personally Identifiable Information (PII) should be collected and stored at the account level:

i.	Legal Name

ii.	Date of Birth

iii.	Physical Street Address (P.O. Box is not acceptable)

iv.	SSN OR ITIN

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CIP information provided at the time of application for an account may be verified by a “non-documentary” method. Non-documentary CIP validation methods require passing provided data to a Bank approved third party service provider or bureau for ID verification. In such cases where the ID check process fails, an exception occurs or in a retail environment where third party validation is not possible, documentary evidence supporting account holder identity should be collected in order to continue with the application. The information collected should include:

A.	Copy of Driver’s License or another form of government issued photo ID. The ID type, location of issuance, issuance date (where available), expiration date and ID number should be captured and stored at the account level.

AND

B.	Copy of additional documentation (such as recent utility bill or other 3rd party verifiable document) with name and address matching applicant RCS Third Party may use waterfall logic or strict four factor requirement for its CIP validation based on Bank’s approval. Bureau result codes which qualify as passes per that waterfall logic or strict four factor validation may be considered validating result codes for RCS Third Party CIP process with Bank’s approval.

All CIP information (Legal Name, Date of Birth, Physical Street Address, and Government Issued ID number) should be held in a secured, encrypted fashion for 5 years from date of account closure.

All documentary and non-documentary CIP verification information should be held in a secured, encrypted fashion for 5 years from date of application.

CIP requirements must be disclosed to applicants prior to application (ex. via pop-up boxes on registration websites) and the notice content and format must be approved by the Bank prior to use.

XII.	OFAC compliance

Pursuant to the Requirements, all new accounts where Personally Identifiable Information is present must be verified against the OFAC screening system. OFAC screening will be performed by RCS Third Party, or if agreed upon by both parties, the Bank, prior to the Customer receiving funding. All Customer accounts are subject to OFAC screening prior to account approval.

Accounts which appear to have Customer data matching OFAC watch list identities will be validated by RCS Third Party or if agreed upon by both parties, the Bank, as follows:

1.	Verifying that the OFAC watch list match is a match against a certified OFAC watch list.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.	Verify that the match is of an individual to an individual not an individual to a company.

3.	Verify at least two parts of the matching individuals name matches the OFAC data, including aliases.

4.	Verify a third portion of the Customer ID against the OFAC list to provide final confirmation of a true match.

5.	Record of all above matches, whether resulting in an OFAC match or not, will be maintained for 5 years.

Upon verification of a valid OFAC watch list match against new account application, the following steps must be taken either by the RCS Third Party or if agreed upon by both parties, the Bank:

1.	The account which was matched should be blocked from use. No funds should be made available to the Customer

2.	If the RCS Third Party is handling the OFAC screening process, the RCS Third Party must contact the Bank’s Non-Traditional BSA Manager, or designated BSA Staff.

3.	OFAC should be notified (Bank responsibility)

Additionally, any transactions from OFAC sanctioned countries must be prohibited. As that list of sanctioned countries may change from time to time, no list is provided here, however it is understood that any such list published and provided by Bank or the Office of Foreign Assets Control will serve as a strict guide for compliance.

Evidence of OFAC must be maintained by the RCS Third Party or if agreed upon by both parties, the Bank, and held on file for a period of no less than 5 years.

RCS Third Party and Bank acknowledge that the OFAC compliance requirements may be satisfied by RCS Third Party individually or in conjunction with Bank.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.